UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

ALGAE DYNAMICS CORP.

(Exact name of registrant as specified in its charter)

Ontario	333-199612	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

37 – 4120 Ridgeway Drive
Mississauga, Ontario Canada	L5L 5S9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (289) 997 6740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 RECENT SALES OF UNREGISTERED SECURITIES

Conversion of Shareholder Loans into Common Shares

Effective as of December 22, 2016, Richard Rusiniak, CEO of Algae Dynamics Corp. (the “Registrant”), and Paul Ramsay, President of the Registrant, converted all of their shareholder loans into common shares of the Registrant at C$0.3959 per share, which represents the arm’s length price at which the Corporation negotiated the exercise price of a warrant with its investment banking firm based upon the market price of the shares at the time of such negotiation. The Registrant issued 670,097 common shares to Richard Rusiniak in respect of cancellation of C$265,298 of shareholder loans and 646,076 common shares to Paul Ramsay in respect of cancellation of C$255,788 of shareholder loans. The foregoing shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). No brokerage or finder’s fees were paid in connection with the foregoing transactions.

ITEM 8.01 OTHER EVENTS

Grant of Shares under the Stock Incentive Plan

Effective as of December 22, 2016, the Registrant issued 200,000 common shares of the Corporation to each of Richard Rusiniak, Paul Ramsay, and Ross Eastley in light of their services during 2016 during which they have received no other compensation. These shares were registered under the Securities Act by virtue of the Registrant’s Registration Statement on Form S-8.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Form of Agreement for Conversion of Shareholder Loans

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGAE DYNAMICS CORP.

Date: December 28, 2016	By:	/s/ Ross Eastley
Ross Eastley
Chief Financial Officer

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